UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2014 (September 2, 2014)
HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Cool Springs Boulevard Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer

On September 2, 2014, Matthew Michela was appointed to the position of Chief Operating Officer ("COO") of the Company.  Mr. Michela, 51, has served as Market Executive Officer of the Company since January 2013.  Prior to joining Healthways, Mr. Michela served as founder, president, and chief operating officer of Care Management International from April 2006 to July 2012, a private company providing analytics, clinical and medical management support services to health plans and provider groups within the United States.  Operations were conducted from both U.S. and international locations.  Mr. Michela was responsible for investor relations, client management, and operations.  Care Management International was acquired by iHealth Technologies, Inc., a privately held company providing technology and medical policy management services to health plans and other health services companies within the United States, in July 2012.  Mr. Michela served as senior vice president of iHealth Technologies from July 2012 to January 2013, where he was responsible for management of domestic and international operations and client management for business acquired from Care Management International.

In connection with his appointment as COO, Mr. Michela will receive an annual base salary of $525,000.  He will continue to participate in the Company's annual short-term cash incentive program with a target incentive opportunity of 55% of his base salary.  In his prior role as Market Executive Officer, he received an annual base salary of $355,000 and a short-term cash target incentive opportunity of 50% of his base salary.

Mr. Michela also will continue to be entitled to receive long-term incentive awards under the Company's 2014 Stock Incentive Plan.  While the amount and form of long-term incentive awards to executive officers are determined annually by the Compensation Committee of the Company's Board of Directors, Mr. Michela received a long-term incentive award in June 2014 (at the time annual grants were made to executive officers generally) having a target payout value of $750,000, which consisted of performance share units (50% of grant value) and restricted stock units (50% of grant value) ("RSU"), with above-target payouts available only upon achievement of results that exceed the applicable performance targets.   The terms of the award were consistent with the awards granted to the Company's executive officers.

In connection with his appointment to the position of COO, on September 2, 2014 Mr. Michela received a one-time grant of 11,448 RSUs, valued at $200,000.  All of these RSUs will vest on September 2, 2017, subject to customary conditions.

Finally, Mr. Michela will continue to be eligible to participate in all benefit plans maintained by the Company for its officers generally.

A copy of Mr. Michela's employment agreement will be filed as an exhibit to the Quarterly Report on Form 10-Q for the Company's fiscal quarter ending September 30, 2014.

There is no arrangement or understanding between Mr. Michela and any other persons pursuant to which he was selected as chief operating officer.  Mr. Michela has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement Amendment - Peter Choueiri

On September 2, 2014, we entered into an amendment (the "Amendment") to an employment agreement, dated January 1, 2012 (the "Original Agreement"), with Peter Choueiri, President, International.

The Amendment provides for a fixed term of employment that ends on December 31, 2019.  Under the Amendment, Mr. Choueiri is entitled to an annual base salary of 325,000 Euros through December 31, 2014 and 500,000 Euros beginning January 1, 2015.

For 2014, Mr. Choueiri is entitled to receive an annual bonus of 50% of his base salary in accordance with the Company's 2014 annual bonus program.  Beginning January 1, 2015, he will be entitled to receive an annual bonus equal to:

•	30% of his then effective base salary when he achieves certain performance targets to be established annually by the Company's Chief Executive Officer and Mr. Choueiri; and

•	25% of his then effective base salary when Healthways International achieves annual performance metrics to be established annually by the Company's Chief Executive Officer and Mr. Choueiri.

Additionally, under the Amendment, beginning January 1, 2015, Mr. Choueiri is entitled to receive an annual grant of equity awards in the form of RSUs with a value equal to 25% of his then effective base salary, which RSUs may be settled in cash or shares of the Company's common stock, in the Company's discretion.

If Mr. Choueiri's employment is terminated by the Company without cause or by Mr. Choueiri for good reason (as each such terms are defined in the Original Agreement), including within 12 months following a change in control of the Company, Mr. Choueiri will be entitled to receive his base salary, benefits, bonus and annual RSU awards from the date of termination through December 31, 2019.

Under the Amendment, Mr. Choueiri no longer has the right to receive tax gross-up payments upon a change of control of the Company.

A copy of the Amendment will be filed as an exhibit to the Quarterly Report on Form 10-Q for the Company's fiscal quarter ending September 30, 2014.

Amended and Restated Employment Agreement - Michael Farris

On September 2, 2014, we entered into a new employment agreement with Michael Farris, Executive Vice President and Chief Commercial Officer of the Company (the "Agreement").  The Agreement will become effective January 1, 2015, following the expiration of Mr. Farris' previous employment agreement, dated August 31, 2011, as amended.   The Agreement will terminate on December 29, 2015.  Under the Agreement, Mr. Farris' annual base salary will remain $700,000, the same as in his original employment agreement.

The Agreement provides for an incentive award to Mr. Farris for 2015 equal to 1% of that portion of the Company's Domestic Net Revenues in 2015 that exceed the Company's Domestic Net Revenues for 2014 (with the term "Domestic Net Revenues" defined as all domestic revenues calculated under U.S. GAAP, excluding pass through revenues, revenues from business combinations and the minority interest portion of any revenue from consolidated entities).

The Agreement further provides for a retention bonus of $500,000, payable on or immediately before December 31, 2015, which is subject to forfeiture in the event of a termination by the Company for cause (as such term is defined in the Agreement).

Under the Agreement, Mr. Farris will no longer have the right to receive tax gross-up payments upon a change of control of the Company.

A copy of the Agreement will be filed as an exhibit to the Quarterly Report on Form 10-Q for the Company's fiscal quarter ending September 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  September 4, 2014